UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2025

MANULIFE PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01664	92-3968552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

197 Clarendon Street Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 663-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to the Vote of Security Holders

At a special meeting of shareholders held on November 19, 2025, the shareholders of Manulife Private Credit Fund (the “Fund”) unanimously approved a new subadvisory agreement between Manulife Investment Management Private Markets (US) LLC, the investment adviser to the Fund (the “Adviser”), and Comvest Credit Advisors, LLC (the “Subadviser”), with respect to the Fund (the “Subadvisory Agreement”).

Votes For	Votes Against	Abstain
8,256,379.591	0	0

Item 8.01.	Other Events.

It is anticipated that the Subadvisory Agreement will become effective January 1, 2026, or such later date as the officers of the Fund may choose. The Fund’s investment objective and strategies will not change as a result of the appointment of the Subadviser. The Adviser’s Senior Loan Investment Committee (“Investment Committee”) will continue to manage the Fund’s portfolio under the Subadviser, subject to oversight by the Adviser, except Messrs. Vipon Guy and Brian Albert will no longer be members of the Investment Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2025	MANULIFE PRIVATE CREDIT FUND

	By:	/s/ Betsy Anne Seel
		Name:	Betsy Anne Seel
		Title:	Assistant Secretary